UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Converted Organics Inc.
(Exact name of small business issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4075963 (I.R.S. Employer Identification No.)
7A Commercial Wharf W, Boston, MA 02110
(Address of principal executive offices)
(617) 624-0111
(Issuer’s telephone number)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act registration statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(b) of the Act:
Common Stock, $0.0001 par value
(Title of Each Class to be So Registered)
Securities to be registered pursuant to Section 12(g) of the Act:
Not applicable.
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

ITEM 2. EXHIBITS.

ITEM 1.      DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
     Incorporated herein by reference is the Registrant’s Registration Statement on Form SB-2 (File No. 333-135174), filed on June 21, 2006, as amended on July 5, 2006, August 7, 2006, October 25, 2006, November 16, 2006, January 25, 2007 and February 8, 2007, and as further amended from time to time thereafter (the “Registration Statement”). See the section of the Registration Statement titled “Description of Securities.”
ITEM 2.      EXHIBITS.

EXHIBIT NO.	DESCRIPTION

1.	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement).

2.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement).

3.	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 of the Registration Statement).
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Converted Organics Inc.
Date: May 30, 2007	By:	/s/ Edward J. Gildea
Edward J. Gildea
Chairman, President and Chief Executive Officer